UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023 (September 6, 2023)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed by Nektar Therapeutics (“Nektar”) with the U.S. Securities and Exchange Commission on April 14, 2022, Nektar and Bristol-Myers Squibb Company (“BMS”) jointly decided to end the global clinical development program evaluating Nektar’s proprietary drug candidate bempegaldesleukin in combination with BMS’s Opdivo® (nivolumab) (“Opdivo”) pursuant to a Strategic Collaboration Agreement, dated February 13, 2018. On September 6, 2023, the parties entered into a letter agreement (the “Letter Agreement”) to terminate the Strategic Collaboration Agreement.  The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Strategic Collaboration Agreement as amended and previously filed, and the Letter Agreement, a copy of which will be filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the fiscal quarter period ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: September 8, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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